Exhibit 19(b)

SECTION 906 CERTIFICATION

I, Jonathan Scheid, President and Chief Executive Officer, and I, Dan Anderson, Treasurer and Chief Financial and Accounting Officer of SA Funds – Investment Trust (the “Trust”) each certify that:

1.	This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/Jonathan Scheid
Jonathan Scheid
President and Chief Executive Officer
Date:	September 5, 2025
By:	/s/Dan Anderson
Dan Anderson
Treasurer and Chief Financial and Accounting Officer

Date: September 5, 2025